UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2020

NEW RESIDENTIAL INVESTMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35777 (Commission File Number)	45-3449660 (IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor New York, New York (Address of principal executive offices)	10105 (Zip Code)

Registrant’s telephone number, including area code	(212) 479-3150

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	NRZ	New York Stock Exchange
7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NRZ PR A	New York Stock Exchange
7.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NRZ PR B	New York Stock Exchange
6.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NRZ PR C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 16, 2020, New Residential Investment Corp. (the “Company”) closed its previously announced private offering of $550.0 million aggregate principal amount of 6.250% senior unsecured notes due 2025 (the “Notes”).  The Notes were issued pursuant to an indenture, dated as of September 16, 2020 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee.  The Company is filing the Indenture and the form of the Notes as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

The Notes are senior unsecured obligations of the Company and rank equal in right of payment with all existing and future senior unsecured indebtedness of the Company and senior in right of payment to all of the existing and future subordinated indebtedness of the Company.  The Notes are effectively subordinated to all existing and future secured obligations of the Company to the extent of the value of the assets securing such obligations, and are structurally subordinated to the liabilities and preferred stock of each subsidiary of the Company that does not guarantee the Notes.  The Notes are not guaranteed initially by any of the Company’s subsidiaries or any third party.

The Notes will bear interest at a rate of 6.250% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2021, to persons who are registered holders of the Notes on the immediately preceding April 1 and October 1, respectively.

Among other things, the Indenture limits the ability of the Company and its restricted subsidiaries to incur certain indebtedness (subject to various exceptions of Permitted Indebtedness (as defined in the Indenture)), requires that the Company maintain Total Unencumbered Assets (as defined in the Indenture) of not less than 120% of the aggregate principal amount of the outstanding Unsecured Indebtedness (as defined in the Indenture) of the Company and its subsidiaries and imposes certain requirements in order for the Company to merge or consolidate with or transfer all or substantially all of its assets to another person, in each case subject to certain qualifications set forth in the Indenture.

In the event of a Change of Control (as defined in the Indenture), each holder of the Notes will have the right to require the Company to repurchase all or any part of that holder’s Notes at a purchase price of 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of such repurchase.

The Notes will mature on October 15, 2025.  Prior to October 15, 2022, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, plus a “make-whole” premium.  On or after October 15, 2022, the Company may redeem some or all of the Notes at any time at declining redemption prices (in each case expressed as a percentage of the principal amount on the redemption date) equal to (i) 103.125% beginning on October 15, 2022, (ii) 101.563% beginning on October 15, 2023 and (iii) 100.000% beginning on October 15, 2024 and thereafter, plus, in each case, accrued and unpaid interest, if any, to, but not including, the applicable redemption date.  In addition, at any time on or prior to October 15, 2022, the Company may redeem up to 40% of the aggregate principal amount of the Notes using net proceeds from certain equity offerings at a redemption price equal to 106.250% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full texts of the Indenture and the form of the Notes, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company used the net proceeds from the offering, together with cash on hand, to prepay the Company’s 2020 Term Loan (as defined below) and to pay related fees and expenses.

Item 1.02 Termination of a Material Definitive Agreement.

On September 15, 2020, the Company gave notice to voluntarily prepay in full all outstanding principal, accrued and unpaid interest thereon and fees and expenses in connection therewith, equal to approximately $562.7 million, under the Senior Secured Term Loan Facility Agreement, dated as of May 19, 2020 (the “2020 Term Loan”), among the Company, as parent and borrower, certain subsidiaries of the Company, as subsidiary guarantors, the lenders party thereto and Cortland Capital Market Services LLC, as administrative agent and collateral agent. The Company voluntarily prepaid the 2020 Term Loan without premium or penalty by using the net proceeds from the offering of the Notes, together with cash on hand, on September 16, 2020, and all obligations, liens and security interests under the 2020 Term Loan, including guarantees issued by the subsidiary guarantors, were released, discharged and satisfied in full.

Certain of the lenders under the 2020 Term Loan are credit funds managed by affiliates of Fortress Investment Group LLC (“Fortress”). The Company’s manager is an affiliate of Fortress. The prepayment of the 2020 Term Loan was unanimously approved by the independent members of the Company’s board of directors.

Interest on the outstanding principal amount of the 2020 Term Loan accrued at an annual rate of 11%, and the term loans thereunder were set to mature on May 20, 2023. Description of certain other material terms of the 2020 Term Loan included in Item 1.01 of the Current Report on Form 8-K filed on May 20, 2020 is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being filed herewith:

No.	Description

4.1	Indenture, dated September 16, 2020, between New Residential Investment Corp. and U.S. Bank National Association, as trustee.

4.2	Form of New Residential Investment Corp.’s 6.250% senior unsecured notes due 2025 (included in Exhibit 4.1 hereto).

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 16, 2020

NEW RESIDENTIAL INVESTMENT CORP.

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer